Exhibit 16

November 12, 2007


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC  20549

RE:   NuVim, Inc.
      Commission File Number 000-50508

Dear Sir/Madam:

We have read item 4, Changes in Registrant's Certifying Accountant as set forth in the Current Report on Form 8-K of NuVim, Inc., dated November 12, 2007, and agree with the statement contained therein.

Very truly yours,

/s/  WithumSmith+Brown, P.C.
----------------------------
WithumSmith+Brown, P.C.

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